Exhibit 4








          GOTTSCHALKS, INC. RETIREMENT SAVINGS PLAN














              Effective Date:  August 7, 1986

    As Amended and Restated Effective January 1, 1996

         GOTTSCHALKS, INC. RETIREMENT SAVINGS PLAN



                       C O N T E N T S

                                                      Page


SECTION  1 - Definitions                              1-26
SECTION  2 - Participation                            27-28
SECTION  3 - Contributions                            29-41
SECTION  4 - Participant's Credit in the Trust Fund   42-47
SECTION  5 - Payment of Benefits                      48-57
SECTION  6 - Designation of Beneficiary               58-59
SECTION  7 - Committee                                60-62
SECTION  8 - The Trust Agreement                         63
SECTION  9 - Rights under the Plan                    64-67
SECTION 10 - Amendment of Plan                        68-69
SECTION 11 - Termination of Plan                      70-71
SECTION 12 - Construction and Enforcement of Plan        72
SECTION 13 - Top Heavy Plan                           73-76
SECTION 14 - Loans                                    77-78
             Execution of Plan                           79

         GOTTSCHALKS, INC. RETIREMENT SAVINGS PLAN
                         _________


                  Statement of Purpose

Gottschalks, Inc., a California Corporation, established and operates the Gottschalks, Inc. Retirement Savings Plan and related Trust for the purpose of enabling Eligible Individuals and their Beneficiaries to provide for their retirement income requirements. The Plan is intended to qualify under the pertinent provisions of the Internal Revenue Code of 1986, as amended, and the Trust established pursuant to the related Trust Agreement is intended to be exempt from federal income tax. The Plan is also intended to be a profit-sharing plan within the meaning of Section 401(a)(27) of the Internal Revenue Code of 1986, as amended.

          GOTTSCHALKS, INC. RETIREMENT SAVINGS PLAN
                          ________

Effective January 1, 1996, except as otherwise indicated, Gottschalks Inc. hereby amends and restates in its entirety the Gottschalks, Inc. Retirement Savings Plan for the benefit of its employees.

                         SECTION 1
                       Definitions

For purposes of this Plan, the terms set forth below shall have the following meanings, unless a different meaning is specifically provided or is clearly required by the context in which the term is used:

1.1  Account:
     "Account" means the record(s) maintained to record a Participant's (or Beneficiary's or Alternate Payee's) interest in the Plan. Each Participant (or, when applicable, Beneficiary or Alternate Payee) may have a Salary Deferral Account as described under Section 4.1(a), a Company Matching Contribution Account as described under Section 4.1(b), and a Rollover Account as described in Section 4.1(c). "Account" shall include subaccounts, where applicable.

1.2  Account Balance:
     "Account Balance" means, as of any date, the amount credited to an individual's Account as of the Valuation Date coincident with or immediately preceding such date, plus any Company Contributions and Salary Deferrals and minus any withdrawals or distributions made since such Valuation Date.

1.3  Actual Contribution Ratio:
     Effective for each Plan Year beginning on or after January 1, 1987, "Actual Contribution Ratio" means the percentage obtained with respect to each Highly Compensated Participant and each Non-Highly Compensated Participant (calculated to the nearest one-hundredth of one percent (0.01%) for each Plan Year beginning on or after January 1, 1989) by dividing (a) by (b), where (a) and (b) are defined as follows:

     (a) The sum of the following items, except to the extent such items are included in the calculation of the Actual
          Deferral Ratio:

          (1) Company Matching Contributions made on behalf of such individual (less any amounts used to meet the minimum top-heavy benefit requirements of Section
               13.5 for each Plan Year beginning on or after January 1, 1989);
          (2) If such individual is a Highly Compensated Participant, any contributions subject to Code
               Section 401(m) (e.g., employer matching
               contributions or employee after-tax contributions) made on behalf of or by such individual to any other plan maintained by an Affiliated Company;
          (3) To the extent elected by the Committee, all or a portion of the Company Contributions allocated to a subaccount of the Salary Deferral Account of such individual pursuant to Section 3.1(b);
          (4) To the extent elected by the Committee, all or a portion of the Salary Deferrals that are made by such individual (provided that the Average Deferral Percentage Test is met when such Salary Deferrals are both included and excluded in calculating the Actual Deferral Ratio);
          (5) If applicable, any employer matching contributions or employee after-tax contributions or qualified nonelective contributions (within the meaning of Code Section 401(m) and regulations promulgated thereunder) made on behalf of or by such individual under any plan of an Affiliated Company that is required to be aggregated with the Plan in order to meet the requirements of Code Section 401(a)(4) or 410(b) (other than Section 410(b)(2)(A)(ii)); and
          (6) If elected by the Committee, any employer matching contributions, employee after-tax contributions or qualified nonelective contributions (within the meaning of Code Section 401(m) and regulations promulgated thereunder) made on behalf of or by such individual to a plan maintained by an Affiliated Company, or any salary deferral contributions made by such individual to a plan maintained by an Affiliated Company (provided that the Average Deferral Percentage test is met when such Salary Deferrals are both included and excluded in calculating the Actual Deferral Ratio); provided that such aggregated plans satisfy the requirements of Code Sections 401(a)(4) and 410(b).

     (b)  The Compensation of such individual for such Plan Year.

1.4  Actual Deferral Ratio:
     Effective for each Plan Year beginning on or after January 1, 1987, "Actual Deferral Ratio" means the percentage obtained with respect to each Highly Compensated Participant and each Non-Highly Compensated Participant (calculated to the nearest one-hundredth of one percent (0.01%) for each Plan Year beginning on or after January 1, 1989) by dividing (a) by (b), where (a) and (b) are defined as follows:

     (a) The sum of the following items, except to the extent such items are included in the computation of the Actual
          Contribution Ratio:

          (1) Salary Deferrals made by such individual during the Plan Year (as described in Section 3.3);
          (2) To the extent elected by the Committee, Company Matching Contributions (to the extent not used to satisfy the minimum top-heavy benefit requirements of Section 13.5 of the Plan for each Plan Year beginning on or after January 1, 1989); provided that, to the extent required by law, such contributions must be fully vested and not subject to withdrawal at such time such contributions to the Plan are made;
          (3) If such individual is a Highly Compensated Participant, any salary deferral contributions subject to Code Section 401(k) made by such individual to any plan maintained by an Affiliated Company;
          (4) If applicable, any salary deferral contributions or qualified nonelective contributions (within the meaning of Code Section 401(m) and regulations promulgated thereunder) made by or on behalf of such individual under any other plan of an Affiliated Company that is aggregated with the Plan in order to meet the requirements of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)); and
          (5) If elected by the Committee, salary deferral contributions or qualified nonelective contributions (within the meaning of Code Section 401(k) and regulations promulgated thereunder) made by or on behalf of such individual under any other cash or deferred arrangement maintained by an Affiliated Company; provided that such aggregated arrangement(s) (and the plan(s) of which it (they) is (are) a part) satisfies (satisfy) the requirements of Code Section 401(a)(4) and 410(b).
     (b)  The Compensation of such individual for such Plan Year.

1.5  Affiliated Company:
     "Affiliated Company" means the Company and each organization which is either (i) a member of a controlled group which includes the Company, as defined in Code Sections 414(b) and 414(c), or (ii) a member of an affiliated service group which includes the Company, as defined in Code Sections 414(m) and
     (o). For purposes of Sections 1.23(b), 1.23(d), 1.45 and 4.2 and for purpose of Section 1.23(c) (except as otherwise provided in that Section), an "Affiliated Company" shall be determined by substituting "more than 50%" for "at least 80%" where the latter would otherwise apply in Code Sections 414(b) or 414(c).

1.6  Alternate Payee:
     "Alternate Payee" means a Spouse, former Spouse, child or other dependent of a Participant to whom Plan benefits are payable under a "qualified domestic relations order" pursuant to Section 9.6. To the extent a Participant's rights are stated or limited herein, such Participant's Alternate Payee(s) shall also be bound by such statement or limitation.

1.7  Annual Addition:
     "Annual Addition" means, with respect to each Participant for any Limitation Year, the aggregate of:

     (a) Company Contributions made on such individual's behalf by a Participating Company as provided under Section 3.1;
     (b)  Salary Deferrals made by the Participant under Section
          3.3, and
     (c) In the event a Participating Company pre-funds post-retirement medical benefits under Code Section 419A(d), any amount allocated to a separate account on behalf of a Participant who is a Key Employee as defined in Section 13.2(b).

1.8  Average Contribution Percentage:
     Effective for each Plan Year beginning on or after January 1, 1987, "Average Contribution Percentage" means, for the group of Highly Compensated Participants, and separately, for the group of Non-Highly Compensated Participants, the average of the Actual Contribution Ratios, expressed as a percentage.

1.9  Average Contribution Percentage Test:
     Effective for each Plan Year beginning on or after January 1, 1987, "Average Contribution Percentage Test" means the test described in Section 3.6(b) of the Plan.

1.10 Average Deferral Percentage:
     Effective for each Plan Year beginning on or after January 1, 1987, "Average Deferral Percentage" means, for the group of Highly Compensated Participants and separately, for the group of Non-Highly Compensated Participants, the average of the Actual Deferral Ratios, expressed as a percentage.

1.11 Average Deferral Percentage Test:
     Effective for each Plan Year beginning on or after January 1, 1987, "Average Deferral Percentage Test" means the test described in Section 3.6(a) of the Plan.

1.12 Beneficiary:
     "Beneficiary" means any person or persons entitled to receive benefits by reason of a Participant's death, as provided in
     Section 6. To the extent a Participant's rights are stated or limited herein, such Participant's Beneficiary(ies) shall also be bound by such statement or limitation.

1.13 Benefit Commencement Date:
     "Benefit Commencement Date" means the date as of which a benefit is paid or commences to be paid.

1.14 Board:
     "Board" means the Board of Directors of the Company.

1.15 Break In Service:
     "Break In Service" means any Plan Year during which an individual does not complete any Hours of Service with an Affiliated Company, except as follows:

     (a) Solely for the purpose of determining whether a Break In Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or, in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence. For purposes of this paragraph, absence from work for maternity or paternity reasons means an absence:
          (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of the child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. This paragraph shall not apply unless the Employee timely furnishes the Committee with such all information the Committee may need to determine that the absence was for a reason permitted under this paragraph. The Hours of Service credited under this paragraph shall be credited in the Plan Year in which the absence begins if a crediting is necessary to prevent a Break In Service in that Plan Year, or, in all other cases, solely in the following Plan Year.

1.16 Code:
     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.17 Committee:
     "Committee" means the Administrative Committee appointed pursuant to Section 7.

1.18 Company:
     "Company" means Gottschalks, Inc., or any successor that adopts the Plan.

1.19 Company Contributions:
     "Company Contributions" means Company Matching Contributions.

1.20 Company Contribution Account:
     "Company Contribution Account" means an individual's Company
     Matching Contribution Account and any subaccounts that may be added hereunder.

1.21 Company Matching Contribution:
     "Company Matching Contribution" means the contribution made by a Participating Company to a Participant's Company Matching
     Contribution Account in accordance with Section 3.1(a).

1.22 Company Matching Contribution Account:
     "Company Matching Contribution Account" means the Account established to record the Company Matching Contributions allocated to a Participant and any subaccounts that maybe added hereunder.

1.23 Compensation:
     "Compensation" shall mean the following:

     (a)  Determination of Highly Compensated Employees:
          For the purpose of determining Highly Compensated Employees, the Top Paid Group and Officers, Compensation means the total amount paid to an Employee by an Affiliated Company for a Plan Year including (i) salary, commissions, bonuses and overtime as they are required to be included in the annual calendar year compensation reported in Box 1 (Compensation) on Internal Revenue Service Form W-2, (ii) Salary Deferrals and (iii) any Salary Reduction Contributions to a plan of an Affiliated Company during such Plan Year; but excluding the amount of any Company Matching Contributions or any other employer contributions to this Plan or to any other plan of deferred compensation maintained by an Affiliated Company, amounts realized from the exercise of a qualified stock option, amounts realized when restricted stock is no longer subject to a substantial risk of forfeiture, amounts realized from the disposition of a qualified stock option and all other amounts that receive special tax benefits.
     (b)  Discrimination Test:
          For the purposes of calculating the Actual Contribution Ratios and the Actual Deferral Ratios, unless the Committee elects otherwise in accordance with Code
          Section 414(s) and the regulations thereunder, Compensation means the total amount paid to an Employee by an Affiliated Company for a Plan Year including (i) salary, commissions, bonuses and overtime as they are required to be included in the annual calendar year compensation reported in Box 1 (Compensation) on Internal Revenue Service Form W-2, (ii) Salary Deferrals and (iii) any Salary Reduction Contributions to a plan of an Affiliated Company during such Plan Year; provided that Compensation shall include only amounts that were earned while the Employee is a Participant. Compensation shall exclude expense reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, and welfare benefits.
     (c)  Top Heavy Test:
          (1) For the purpose of applying the top heavy provisions of Section 13 of the Plan (except as provided in paragraph (c)(2) below), Compensation shall be determined in accordance with paragraph
               (a), but shall be determined excluding Salary Deferrals and any Salary Reduction Contributions to any plan of an Affiliated Company during such Plan Year.
          (2) For the purpose of determining Key Employees, Compensation shall be determined in accordance with paragraph (a).
     (d)  Salary Deferrals and Contributions:
          For the purposes of making Salary Deferrals and Company Matching Contributions, Compensation shall be determined in accordance with paragraph (b) but shall be determined
          (i) on a Participating Company rather than an Affiliated
          Company basis.
     (e)  Limitation:
          (1) In applying paragraphs (b), (c)(1) and (d) above (but not paragraphs (a) and (c)(2)), Compensation shall be limited to $200,000 or such greater amount as may be recognized for increases in the cost of living as determined by the Secretary of the Treasury under Code Section 415(d). Effective for Plan Years beginning on or after January 1, 1994, the model language of Revenue Procedure 94-13, is added to this subparagraph, as follows:
               (i) In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January
                    1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section
                    401(a)(17)(B) of the Internal Revenue Code.
                    The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 month, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

               (ii) For plan years beginning on or after January 1,
                    1994, any reference in this plan to the
                    limitation under section 401(a)(1&) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                    If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
          (2) For the purpose of applying the limitation under paragraph (e)(1), the "Compensation" of any Employee who is, directly or indirectly, a five percent (5%) or more Owner of any Affiliated Company or is one of the ten (10) most highly compensated Employees shall include the Compensation earned by such Employee's Spouse and such Employee's lineal descendants who have not attained age 19 before the end of such Plan Year.

1.24 Disability:
     "Disability" means a Participant's total and permanent, mental or physical disability resulting in termination of employment as evidence by presentation of medical evidence satisfactory to the Committee.

1.25 Effective Date:
     "Effective Date" means August 7, 1986.

1.26 Eligibility Computation Period:
     "Eligibility Computation Period" means, with respect to an Employee a twelve (12) consecutive month period commencing on the Employee's Employment Commencement Date or
     Reemployment Commencement Date or anniversary thereof.

1.27 Eligible Employee:
     "Eligible Employee" means each Eligible Individual who has met the participation requirements of Section 2 and is eligible to make Salary Deferrals, without regard to whether such Salary
     Deferrals are prohibited under Section 3 or Section 5.

1.28 Eligible Individual:
     "Eligible Individual" means each Employee of a Participating Company, excluding:
     (a)  Any Employee who has not yet attained age twenty-one
          (21).
     (b) Any Employee whose conditions of employment are covered by the terms of a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining, unless such agreement specifically provides for coverage under this Plan,
     (c) Any Employee who is a nonresident alien and who receives no income (within the meaning of Code Section 911(d)(2) from an Affiliated Company that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)),
     (d)  Any Employee who is a Leased Employee.

1.29 Eligible Participant:
     "Eligible Participant" means an individual who:
     (a)  is an Eligible Employee on the last day of the Plan Year;
          and
     (b)  has earned at least 1,000 Hours of Service for the Plan
          Year.

In addition, "Eligible Participant" shall include an individual who, while an Eligible Employee, retires on or after age 65, dies, or becomes Disabled during such Plan Year, regardless of the number of Hours of Service earned during the Plan Year.

1.30 Employee:
     "Employee" means any person receiving Compensation for services rendered to an Affiliated Company, including a Leased Employee, but excluding the following:
     (a)  Any person serving only as a director of an Affiliated
          Company; or
     (b) Any person who is an independent contractor and for whom an Affiliated Company is not required to make Social Security contributions.

1.31 Employment Commencement Date:
     "Employment Commencement Date" means the date on which an Employee is first credited with an Hour of Service with an Affiliated Company.

1.32 Entry Date:
     "Entry Date" means, effective January 1, 1996, each January
     1st, April 1st, July 1st, and October 1st.

1.33 ERISA:
     "ERISA" means the Employee Retirement Income Security Act of
     1974, as amended from time to time.

1.34 Excess Aggregate Contribution:
     Effective for each Plan Year beginning on or after January 1, 1987, "Excess Aggregate Contribution" means, with respect to any Highly Compensated Participant, the excess of Company Matching Contributions made on behalf of such individual for the Plan Year over the maximum amount of such contributions permitted under the Average Contribution Percentage Test, as determined below:
     (a) The Actual Contribution Ratio of the Highly Compensated Participant with the highest Actual Contribution Ratio shall be reduced to the extent required to:
          (1) Cause the Plan to satisfy the Average Contribution Percentage Test, or, if less,
          (2) Cause such Highly Compensated Participant's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Participant with the next highest Actual Contribution Ratio.
          The above process shall be repeated until the Plan satisfies the Average Contribution Percentage Test.
     (b) The amount of Excess Aggregate Contributions for a Highly Compensated Participant whose Actual Contribution Ratio is adjusted in accordance with paragraph (a) shall be equal to the amount of his Company Matching Contributions (determined prior to the application of paragraph (a)) minus the amount determined by multiplying such individual's adjusted Actual Contribution Ratio (determined after application of paragraph (a)) by his Compensation used in computing such ratio.
     (c) In the case of a Highly Compensated Participant whose Actual Contribution Ratio is determined under the family aggregation rules as described in paragraph (b) of
          Section 1.38, the Actual Contribution Ratio is reduced in accordance with the leveling method described above and the Excess Aggregate Contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined to determine the Actual Contribution Ratio.

1.35 Excess Contribution:
     Effective for each Plan Year beginning on or after January 1, 1987, "Excess Contribution" means, with respect to any Highly Compensated Participant, the excess of Salary Deferrals made by such individual for the Plan Year over the maximum amount of such contributions permitted under the Average Deferral Percentage Test, as determined below:
     (a) The Actual Deferral Ratio of the Highly Compensated Participant with the highest Actual Deferral Ratio shall be reduced to the extent required to:
          (1) Cause the Plan to satisfy the Average Deferral Percentage Test, or, if less,
          (2) Cause such Highly Compensated Participant's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Participant with the next highest Actual Deferral Ratio.
          The above process shall be repeated until the Plan satisfies the Average Deferral Percentage Test.
     (b) The amount of Excess Contributions for a Highly Compensated Participant whose Actual Deferral Ratio is adjusted in accordance with paragraph (a) shall be equal to the amount of his Salary Deferrals (determined prior to the application of paragraph (a)) minus the amount determined by multiplying such individual's adjusted Actual Deferral Ratio (determined after application of paragraph (a)) by his Compensation used in computing such ratio.
     (c) In the case of a Highly Compensated Participant whose Actual Deferral Ratio is determined under the family aggregation rules as described in paragraph (b) of
          Section 1.38, the Actual Deferral Ratio is reduced in accordance with the leveling method described above and the Excess Contributions for the family unit are allocated among the family members in proportion to the Salary Deferrals of each family member that have been combined to determine the Actual Deferral Ratio.

1.36 Forfeiture:
     "Forfeiture" means any portion of the Company Account of a Participant that is lost pursuant to Section 5.2 or 5.10 after an individual Separates from Service. Forfeitures shall be used to restore Accounts, to pay Plan fees and expenses and to reduce the Company's obligation to make Company Matching Contributions under the Plan.

1.37 Former Participant:
     "Former Participant" means any individual who has Separated from Service and is entitled to receive a distribution under the Plan.

1.38 Highly Compensated Employee:
     (a) Effective for Plan Years beginning on or after January 1, 1987, unless the Committee elects otherwise in accordance with regulations under Code Section 414(q), "Highly Compensated Employee" means:
          (1)  An Employee who:
               (A) At any time during the Lookback Year (as defined in paragraph (c)) or the Determination Year (if different than the Lookback Year under paragraph (c)) was, directly or indirectly, a five percent (5%) or more Owner of any Affiliated Company; or
               (B)  During the Lookback Year:
                    (i) Received Compensation (determined under
                        Section 1.23(a) in excess of $75,000 (or such greater amount as may be prescribed by the Secretary of the Treasury under Code Section 415(d)); or
                   (ii) Received Compensation (determined
                        under Section 1.23(a) in excess of
                        $50,000 (or such greater amount as
                        may be prescribed by the Secretary
                        of the Treasury under Code Section
                        415(d)) and was also a member of the
                        Top Paid Group; or
                 (iii)  Was an Officer; or
               (C) If the Lookback Year is different than the Determination Year under paragraph (c), then during the Determination Year, the individual met one of the requirements of paragraph (B) above (applied by substituting the words "Determination Year" for "Lookback Year") and was one of the one hundred (100) Employees having the highest Compensation (determined under Section 1.23(a) during the Determination Year.
          (2) Unless the Committee elects otherwise in accordance with applicable regulations, any former Employee:
               (A) Who performed no active service during the Determination Year, and
               (B) Who was a Highly Compensated Employee (as defined herein) either:
                     (i)     At any time on or after reaching age
                             fifty-five (55); or
                    (ii)     In the Employee's year of
                             separation, as defined in
                             regulations under Code Section
                             414(q) (generally, a year of
                             separation is the year in which an
                             Employee Separates from Service or
                             in which the Employee's Compensation
                             is sufficiently reduced so that the
                             Employee is deemed to have Separated
                             from Service);
                    shall (except for the purposes of determining the Top Paid Group, the top 100 Employees under paragraph (a)(1)(C) above, and
                    Officers),  continue to be a Highly
                    Compensated Employee.
     (b)  Special Treatment of Certain Family Members:
          If an Employee is a family member of any Highly Compensated Employee who is either (i) a five percent (5%) or more Owner of an Affiliated Company or (ii) one of the ten (10) Employees having the highest Compensation for such Plan Year (determined under Section 1.23(a), such individual shall not be treated as a separate Employee, and any Compensation (determined under Section 1.23(a) paid and any Company Contributions or Salary Deferrals made on his behalf shall be treated as paid to (or contributed on behalf of) such Highly Compensated Employee. For purposes of this paragraph, (b), "family" shall mean an Employee's Spouse, direct ascendants or descendants, and the spouse(s) of such direct ascendants or descendants.
     (c)  Testing Period:
          Unless the Committee elects otherwise, the Lookback Year shall be the calendar year ending with or within the Plan Year (or, in the case of a Plan Year that is shorter than twelve months, the calendar year ending with or within the twelve month period ending with the end of such Plan
          Year). The Determination Year shall be the period beginning on the January 1 of such Plan Year and ending on the last day of the Plan Year. If, for any Plan Year, the Lookback Year and the Determination Year are the same, then there shall be only one testing period for such Plan Year. If the Committee so elects, the "Lookback Year" instead shall be the twelve (12) month period immediately preceding the beginning of the Plan Year and the "Determination Year" shall be the Plan Year. If the Determination Year is shorter than twelve months, the calculation with respect to who is a Highly Compensated Employee in the Determination Year shall be adjusted pursuant to applicable regulations.
     (d)  Leased Employees:
          Effective for each Plan Year beginning of or after January 1, 1987, unless the Committee elects otherwise, for purposes of determining Highly Compensated
          Employees, an individual who would otherwise be a Leased Employee (as defined in Section 1.43) shall not be treated as a Leased Employee if he: (i) is covered by a money purchase pension plan maintained by the leasing organization providing (A) a non-integrated employer contribution of at least ten (10%) of Compensation, (B) immediate participation as required under Code Section 414(n), and (C) full and immediate vesting and (ii) is not covered under a qualified retirement plan maintained by an Affiliated Company.

1.39 Highly Compensated Participant:
     (a) Effective for each Plan Year beginning on or after January 1, 1987, for the purpose of computing the Actual Contribution Ratios, "Highly Compensated Participant" means a Participant (i) who is a Highly Compensated Employee for such Plan Year and (ii) who, for any portion of such Plan Year, either: (A) is an Eligible Participant as described in Section 1.29 or (B) is directly or indirectly eligible to receive a matching contribution in a plan that is aggregated with the Plan in calculating the Actual Contribution Ratios.
     (b) Effective for each Plan Year beginning on or after January 1, 1987, for the purpose of computing the Actual Deferral Ratios, "Highly Compensated Participant" means
          (i) a Participant who is a Highly Compensated Employee for such Plan Year and (ii) who, for any portion of such Plan Year, either: (A) is an Eligible Employee as described in Section 1.27 or (B) is directly or indirectly eligible to make salary deferrals to a plan that is aggregated with the Plan in calculating the Actual Deferral Ratios.

1.40 Hour of Service:
     "Hour of Service" means:
     (a) For each Employee for whom an Affiliated Company maintains an hourly service record:
          (1) Each hour for which an Employee is directly or indirectly paid by, or entitled to payment from, an Affiliated Company for the performance of duties. Such hours shall be credited to the Employee for the computation period or periods in which the Employee performs the duties for which he is paid;
          (2) To the extent not included in paragraph (1), each hour for which an Employee is directly or indirectly paid by, or entitled to payment from, an Affiliated Company for a period of time in which no duties are performed due to vacation, holiday, sickness, incapacity (including Disability), layoff, jury duty or leave of absence, provided that no more than 501 hours shall be credited on account of any single continuous period during which the Employee performs no services. These hours shall be credited to the Employee for the computation period or periods in which such hours accrued; and
          (3)  To the extent not included in paragraphs (1) or
               (2), each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by an Affiliated Company. These hours shall be credited to the Employee in accordance with the provisions of paragraphs (1) or (2) for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made.
     (b) Each Employee for whom an Affiliated Company does not maintain an hourly service record shall be credited with forty-five (45) Hours of Service for each week during which the Employee would have otherwise been credited with at least one (1) Hour of Service under paragraph
          (a).
     (c) To the extent required by law, each Employee in the compulsory or wartime military service of the United States shall be credited with normally scheduled Hours of Service for each week of such military service, provided that the Employee returns to the employ of an Affiliated Company within the period provided by law after completing such compulsory or wartime service (unless failure to return is caused by death or Disability). Should such Employee fail to return to work because of death or Disability, his service and participation shall be deemed to have continued until the date of his death or Disability.
     (d) The number of an Employee's Hours of Service and the Plan Year or other computation period to which they are to be credited will be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for Minimum Standards for Employee Benefit Pension Plans, which section is hereby incorporated by reference into this Plan.

1.41 Inactive Participant:
     "Inactive Participant" means a Participant who loses his status as an Eligible Individual but remains employed by an Affiliated Company.

1.42 Investment Fund or Fund:
     "Investment Fund" or "Fund" means an Investment Fund authorized by the Company to be offered to Participants and Beneficiaries for investment of their Account Balances under the Plan.

1.43 Leased Employee:
     "Leased Employee" generally means any person who, pursuant to an agreement between an Affiliated Company and a leasing organization, has performed services for any Affiliated Company on a substantially full-time basis for a period of at least one (1) year, if such services are of a type historically performed by employees of an Affiliated
     Company. Effective for each Plan Year beginning on or after January 1, 1987, except for the purposes of determining Highly Compensated Employee under paragraph
     (d) of Section 1.38, no individual shall be treated as a Leased Employee if (i) he is covered by a money purchase pension plan maintained by the leasing organization providing (A) a non-integrated employer contribution rate of at least (10%) of compensation, (B) immediate participation as required under Code Section 414(n), and (C) full and immediate vesting and (ii) Leased
     Employees (determined without regard to clause (i)) do not constitute more than twenty percent (20%) of all Employees who are not Highly Compensated Employees.

1.44 Limitation Year:
     "Limitation Year" means the Plan Year.

1.45 Net Compensation:
     "Net Compensation" means, for any Limitation Year, a Participant's Compensation as defined in paragraph (a) of
     Section 1.23, but shall be determined (i) excluding any Salary Deferrals or other Salary Reduction Contributions made to any plan of an Affiliated Company and (ii) without regard to the limitation of Compensation in paragraph (e) of Section 1.23.

1.46 Non-Highly Compensated Participant:
     (a) Effective for each Plan Year beginning on or after January 1, 1987, for the purpose of computing the Actual Contribution Ratios, "Non-Highly Compensated Participant" means a Participant (i) who is not a Highly Compensated Employee for such Plan Year and (ii) who, for any portion of such Plan Year, either: (A) is an Eligible Participant as described in Section 1.29 or (B) is directly or indirectly eligible to receive a matching contribution in a plan that is aggregated with the Plan in calculating Actual Contribution Ratios.
     (b) Effective for each Plan Year beginning on or after January 1, 1987, for the purpose of computing the Actual Deferral Ratios, "Non-Highly Compensated Participant" means (i) a Participant who is not a Highly Compensated Employee for such Plan Year and (ii) who, for any portion of such Plan Year, either: (A) is an Eligible Employee as described in Section 1.27 or (B) is directly or indirectly eligible to make salary deferrals to a plan that is aggregated with the Plan in calculating the Actual Deferral Ratios.

1.47 Normal Retirement Age:
     "Normal Retirement Age" means age 65.

1.48 Officer:
     Effective for each Plan Year beginning on or after January 1, 1987, "Officer" means, for any period:
     (a) An administrative executive who provides regular and continued service for any Affiliated Company and whose annual Compensation (determined under Section 1.23(a) during the applicable period is in excess of fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such period; provided that if no officer receives such amount of Compensation, the executive who receives the highest Compensation shall be an Officer.
     (b) Notwithstanding the above, the number of Officers shall not exceed the lesser of:
          (1)  Fifty (50) Employees, or
          (2) The greater of three (3) Employees or ten percent (10%) of Employees.
     (c) In determining the number of Officers, Employees excluded in determining the Top Paid Group shall be excluded.

1.49 Owner:
     Effective for each Plan Year beginning on or after January 1, 1987, "Owner" means, with respect to a corporation, a person who owns, directly or indirectly, an interest in the stock of the corporation. Percentage ownership shall be determined using the greater of the percentage of outstanding stock owned based upon value or upon voting rights. With respect to a non-corporate entity, "Owner" means a person who owns, directly or indirectly, an interest in the capital or profits of that entity. In determining the percentage of ownership in either a corporation or non-corporate entity, the attribution rules described in Code Section 416(i)(1) shall apply.

1.50 Participant:
     "Participant" means any Employee or former Employee who has an Account Balance or who is an Eligible Employee. "Participant" includes Former Participants and Inactive Participants.

1.51 Participating Company:
     "Participating Company" means the Company and each other
     Affiliated Company that adopts this Plan.

1.52 Plan:
     "Plan" means the Gottschalks Inc. Retirement Savings Plan, solely as set forth in this document, and all subsequent amendments thereto.

1.53 Plan Year:
     "Plan Year" means the calendar year.

1.54 Reemployment Commencement Date:
     "Reemployment Commencement Date" means the date an Employee is first credited with an Hour of Service following a Break in Service.

1.55 Restatement Date:
     "Restatement Date" means January 1, 1996.

1.56 Retirement Date:
     "Retirement Date" means a Participant's Separation from
     Service Date occurring on or after attainment of Normal
     Retirement Age.

1.57 Rollover Account:
     "Rollover Account" means the Account established for each Participant who makes a rollover contribution in accordance with Section 4.1(c).

1.58 Salary Deferral:
     "Salary Deferral" means an amount which a Participant elects to defer from his current Compensation under Section 3.3.

1.59 Salary Deferral Account:
     "Salary Deferral Account" means the Account established to record a Participant's Salary Deferrals and any subaccounts that may be added hereunder.

1.60 Salary Reduction Contribution:
     "Salary Reduction Contribution" means any amount contributed by or on behalf of an Employee to a plan of an Affiliated
     Company under Code Sections 125, 401(k), 402(h) or 403(b).

1.61 Separate from Service:
     "Separate from Service" means to permanently terminate employment with all Affiliated Companies.

1.62 Separation from Service Date:
     "Separation from Service Date" means the date on which a Participant Separates from Service.

1.63 Spouse:
     "Spouse" means the Participant's legally married wife or husband at the earlier of the Participant's Benefit
     Commencement Date or date of death.

1.64 Top Paid Group:
     Effective for each Plan Year beginning on or after January 1, 1987, "Top Paid Group" means the top twenty percent (20%) of Employees of all Affiliated Companies for any applicable period when ranked in order of Compensation as defined in
     Section 1.23(a). In determining the number of Employees to be included in the Top Paid Group, the following Employees shall be excluded:
     (a) Employees employed for less than a total of six (6) months in the tested year or the preceding year;
     (b) Employees who normally work less than seventeen and one-half (17-1/2) hours per week;
     (c) Employees who normally work less than six (6) months per year;
     (d)  Employees who have not yet attained age twenty-one (21);
     (e) Employees covered by a collective bargaining agreement, except to the extent provided by regulation; and
     (f) Employees who are classified as nonresident aliens and who have no United States source earned income.
     Notwithstanding anything to the contrary in this Section, the Committee may elect, on a consistent and uniform basis, to apply paragraphs (a), (b), (c) and/or (d) above on the basis of a shorter period of service, smaller number of hours or months, or lower age than specified above and may apply paragraphs (b) and/or (c) on an individual or group basis.

1.65 Trust:
     "Trust" means the legal entity created under the Trust
     Agreement to hold the Trust Fund.

1.66 Trust Agreement:
     "Trust Agreement" means the agreement between the Company and the Trustee of the Trust Fund, as amended.

1.67 Trust Fund:
     "Trust Fund" means the assets held by the Trustee under the Trust Agreement for the benefit of Participants, Beneficiaries and Alternate Payees.

1.68 Trustee:
     "Trustee" means the Trustee chosen by the Board, and any successor(s).

1.69 Valuation Date:
     "Valuation Date" means such dates as may be designated by the Committee.

1.70 Year of Service:
     "Year of Service" means, for each Employee, a Plan Year (or other applicable Eligibility Computation Period) in which such Employee is credited with one thousand (1,000) or more Hours of Service with an Affiliated Company, provided that, for purposes of calculating a Participant's vested percentage in benefits accrued before a Break in Service, the provisions of
     Section 5.2 shall apply.

                           SECTION 2
                         Participation

2.1  Initial Participation:
     Each person who is an Eligible Employee on the Effective Date shall become an Eligible Employee on such date.

2.2  Subsequent Qualification Requirements for Plan Participation:
     Each remaining Employee shall become an Eligible Employee as of the later of: (a) the Entry Date coinciding with or next following the date on which such individual completes a Year of Service (disregarding any service earned before a Break in Service) in an Eligibility Computation Period, provided he is an Eligible Individual on such Entry Date; or (b) the date on which he becomes an Eligible Individual.

2.3  Loss of Active Status:
     (a) No Inactive Participant will receive any Company Contributions or be eligible to make any Salary Deferrals. However, his Account(s) shall continue to share in Trust Fund gains and losses until the Valuation Date immediately preceding his Benefit Commencement Date and he shall continue to vest in his Company Matching Contribution Account in accordance with Section 5.1(b)(2).
     (b) No Former Participant shall receive any Company Contributions or be eligible to make any Salary Deferrals. In addition, no Former Participant shall continue to vest in his Company Account following the date he Separates from Service. However, such Account(s) shall continue to share in Trust Fund gains and losses until the Valuation Date immediately preceding such individual's Benefit Commencement Date.

2.4  Restoration of Active Participant Status:
     Each Participant who loses his status as an Eligible
     Individual (including an individual who Separates from Service) shall again become an active Participant as of the date he again becomes an Eligible Individual.

                         SECTION 3
                      Contributions

3.1  Amount and Allocation of Company Contributions:
     (a)  Company Matching Contributions:
          For each Plan Year, each Participating Company may contribute Company Matching Contributions to the Trust Fund in such amount as may be determined by the Board.
     (b)  Nondiscrimination Testing Allocations:
          Alternatively, the Committee may direct that some or all of the contributions to Employees that are described under paragraph (a) above be credited to a subaccount of their Salary Deferral Accounts to enable the Plan to meet the qualification requirements of the Code; provided that, to the extent required by law, such contributions must be fully vested and not subject to withdrawal prior to age fifty-nine and one-half (59-1/2) at the time such contributions are made to the Plan.
     (c)  Limitation on Contributions:
          In no event shall aggregate Company Contributions and Salary Deferrals exceed the maximum amount deductible under the provisions of Code Section 404(a).
     (d)  Forfeitures:
          Forfeitures shall be applied to reduce each Participating Company's obligation to make Company Matching Contributions and shall thereby reduce the amount delivered to the Trustee as described in paragraph (a) above.

3.2  Timing of Company Contributions:
     Company Contributions for each Plan Year shall be made in one or more cash installments by the Participating Companies, but the total amount to be contributed for any Plan Year shall be paid by the Participating Companies to the Trustee on or before the date the Company is required to file its Federal Corporate Income Tax Return (including extensions) with respect to such year.

3.3  Salary Deferrals:
     Each Eligible Employee may elect to have a portion of his Compensation (determined under Section 1.23(e)) allocated to his Salary Deferral Account, in accordance with the following:
     (a)  Regular Salary Deferral:
          On or before the date that an individual becomes an Eligible Employee and is first eligible to elect to make Salary Deferrals under this Section 3.3, each such individual may make a written election to defer a percentage of his Compensation, subject to the limitations described in (c). All Salary Deferrals shall be set forth in a written agreement authorizing regular payroll withholdings by the Participating Company.
     (b) Cessation of Salary Deferrals or Change in Contribution Percentage Election:
          Notwithstanding the provisions of paragraph (a) above, an Eligible Employee may direct his Participating Company to cease withholding Salary Deferrals, or to change the contribution percentage elected. The Employee must file a Contribution Change Form with the Human Resources Department of the Participating Company for processing at least seven days before the pay date as of which Salary Deferrals are to cease or the change in contribution percentage is to take effect.
     (c)  Amount of Salary Deferrals:
          An Eligible Employee may defer up to fifteen percent (15%) of his Compensation. For each Plan Year beginning on or after January 1, 1987, the sum of Salary Deferrals plus any other elective deferrals (within the meaning Code Section 402(g)(3)) made to any plan maintained by an Affiliated Company by a Participant shall not exceed seven thousand dollars ($7,000), or such greater amount as adjusted for cost-of-living increases in accordance with Code Section 402(g)(5). For each Plan Year beginning on or after January 1, 1989, to the extent allowed by law, any Salary Deferrals exceeding such amount plus income allocable thereto in accordance with regulations prescribed by the Secretary of the Treasury and less the amount of any Excess Contributions previously returned shall be returned to the Participant.
     (d)  Manner of Election:
          The Committee shall establish uniform and non-discriminatory rules governing the manner and method by which Salary Deferrals are made and, from time to time, may modify or change such rules.

3.4  Timing of Salary Deferrals:
     Each Participating Company shall transmit Salary Deferrals to the Trust as soon as such contributions can reasonably be paid, but in no event later than ninety (90) days after receipt of such contributions by the Participating Company. For purposes of calculating Actual Deferral Ratios, Salary Deferrals are considered contributed to the Trust by a Participant on the date as of which they are received by his Participating Company (i.e., on a cash basis under the Code).

3.5  Return of Company Contributions and Salary
     Deferrals to the Company:
     (a)  Return of Contributions:
          Company Contributions and Salary Deferrals are made to the Trust contingent upon their deductibility by an Affiliated Company under Code Section 404. Any such contribution shall be returned by the Trustee to the Participating Companies if:
          (1)  Such contribution exceeded the amount deductible by
               an Affiliated Company for the taxable year, or
          (2)  Such contribution was made because of a reasonable
               mistake as to the facts and circumstances existing at such time, or
          (3) Such contribution was conditioned on the initial qualification of the Plan under Code Section 401(a) and the Plan does not so qualify.
          As soon as practicable following the return of funds to the Participating Companies under this paragraph (a), the portion of such funds attributable to Salary Deferrals (plus earnings and minus losses thereon) shall be paid to the individuals who made such Salary Deferrals.
     (b)  Limitation:
          Any return of Company Contributions or Salary Deferrals under paragraph (a) shall be limited, as applicable, to:
          (1)  That portion in excess of the amount deductible by
               an Affiliated Company for the taxable year, or
          (2)  That portion attributable to a reasonable mistake
               of fact, or
          (3) The total amount of such contributions if the Plan fails to qualify.
          Any such return must be made within one year of the date such contributions were made.

3.6  Discrimination Test Requirements:
     (a)  Average Deferral Percentage Test:
          (1) Effective for Plan Years beginning January 1, 1987, and January 1, 1988, in no event shall the Average Deferral Percentage for Highly Compensated Participants exceed the greater of:
               (A)  1.25 Test:
                    The Average Deferral Percentage for Non-Highly Compensated Participants times 1.25; or
               (B)  2.0 Test:
                    The Average Deferral Percentage for Non-Highly Compensated Participants times 2.0, provided that the Average Deferral Percentage for Highly Compensated Participants does not exceed the Average Deferral Percentage for Non-Highly Compensated Participants by more than two (2) percentage points.
           (2) Effective for each Plan Year beginning on or after January 1, 1989, in no event shall the Average Deferral Percentage for Highly Compensated Participants exceed the greatest of:
               (A)  1.25 Test:
                    The Average Deferral Percentage for Non-Highly Compensated Participants for such Plan Year, times 1.25;
               (B)  2.0 Test:
                    The Average Deferral Percentage for Non-Highly Compensated Participants times 2.0, provided that the Average Deferral Percentage for Highly Compensated Participants does not exceed the Average Deferral Percentage for Non-Highly Compensated Participants by more than two (2) percentage points.
          In no event shall the amount above exceed the multiple use limitation imposed under regulations prescribed from time to time by the Secretary of the Treasury.
     (b)  Average Contribution Percentage Test:
          (1) Effective for Plan Years beginning January 1, 1987 and January 1, 1988, in no event shall the Average Contribution Percentage for Highly Compensated Participants exceed the greater of:
               (A)  1.25 Test:
                    The Average Contribution Percentage for Non-
                    Highly Compensated Participants times 1.25; or
               (B)  2.0 Test:
                    The Average Contribution Percentage for Non-
                    Highly Compensated Participants times 2.0, provided that the Average Contribution Percentage for Highly Compensated Participants does not exceed the Average Contribution Percentage for Non-Highly Compensated Participants by more than two (2) percentage points.
          (2) Effective for each Plan Year beginning on or after January 1, 1989, in no event shall the Average Contribution Percentage for Highly Compensated Participants exceed the greatest of:
               (A)  1.25 Test:
                    The Average Contribution Percentage for Non-
                    Highly Compensated Participants times 1.25;
               (B)  2.0 Test:
                    The Average Contribution Percentage for Non-
                    Highly Compensated Participants times 2.0, provided that the Average Contribution Percentage for Highly Compensated Participants does not exceed the Average Contribution Percentage for Non-Highly Compensated Participants by more than two (2) percentage points.
               In no event shall the amount above exceed the multiple use limitation imposed under regulations prescribed from time to time by the Secretary of the Treasury.

3.7  Adjustment of Salary Deferrals and/or Company Matching
     Contributions:
     Effective for each Plan Year beginning on or after January 1, 1987:
     (a) If the Plan fails or is projected to fail the Average Deferral Percentage Test, then the Committee shall take one or more of the following steps:
          (1)  Limit Future Salary Deferrals:
               The Committee may limit future Salary Deferrals for some or all Highly Compensated Participants (or those individuals projected to be Highly
               Compensated Participants) to the extent it deems such action advisable to meet such test.
          (2)  Return Excess Contributions:
               The Committee may return Excess Contributions (with income allocable thereto in accordance the method in which income shall be allocated pursuant to
               Section 4.4) to Highly Compensated Participants. Such reductions shall be made in the following order: (i) first, any amounts previously returned under Section 3.3(c) for the Plan Year shall be subtracted; (ii) any Company Matching Contributions included in calculating the Actual Deferral Ratio shall be returned; (iii) if necessary, unmatched Salary Deferrals shall be returned, and (v) if necessary, matched Salary Deferrals (and the Company Matching Contributions made with respect to such Salary Deferrals) shall be returned until such test is met.
          (3)  Allocate Company Contributions:
               Pursuant to paragraph (c) of Section 3.1, the Committee may allocate, to the extent necessary, a portion or all of the Company Contributions for the Plan Year to separate subaccounts of the Salary Deferral Accounts for Non-Highly Compensated Participants provided that such allocation is not made in a manner that would cause the contributions to be matching contributions within the meaning of Code Section 401(m)(4), provided further that, to the extent required by law, such contributions must be fully vested and not subject to withdrawal prior to age fifty-nine and one-half (59-1/2) at the time such contributions are made to the Plan.
          The above actions shall be taken prior to testing the multiple use limitation under set forth in Paragraphs
          (a)(2) and (b)(2) of Section 3.6. In the event that the Plan fails or is projected to fail the multiple use limitation for a Plan Year after the above steps have been taken, the Committee shall take further corrective steps set forth under Paragraph (b) below.
     (b) If the Plan fails or is projected to fail the Average Contribution Percentage Test, the Committee shall take one or more of the following steps:
          (1)  Limit Future Salary Deferrals or
               Matching Contributions:
               The Committee may limit future Salary Deferrals or Company Matching Contributions for some or all Highly Compensated Participants (or those individuals projected to be Highly Compensated Participants) to the extent it deems such action advisable to meet such test.
          (2)  Return Excess Aggregate Contributions:
               The Committee may return Excess Aggregate
               Contributions (with income allocable thereto in accordance the method in which income is a allocated pursuant to Section 4.4) to some or all Highly Compensated Participants.
          (3)  Forfeit Excess Aggregate Contributions:
               To the extent allowable under the Code (as, for example, if the Participant has any nonvested Company Matching Contributions or if the Participant has vested Company Matching Contributions made with respect to Salary Deferrals returned under paragraph (a)(2) above), the Committee may forfeit Company Matching
               Contributions made to a Highly Compensated
               Participant. After all other Forfeitures are allocated under the Plan, the Committee shall allocate such forfeited Excess Aggregate Contributions to other Participants (but in no event to any Highly Compensated Participant if such allocation would cause the Plan to fail the Average Deferral Percentage Test or the Average
               Contribution Percentage Test) or solely to Non-Highly Compensated Participants as a Company Matching Contribution. Any such forfeited amounts shall be included (i) in the calculation of the Actual Contribution Ratio (or, if applicable, the Actual Deferral Ratio) and (ii) as an Annual Addition for those Participants who receive such allocations.
          The above actions shall be taken prior to testing the multiple use limitation set forth in paragraphs (a)(2) and (b)(2) of Section 3.6. In the event that the Plan fails or is projected to fail the multiple use limitation for a Plan Year after the above steps have been taken, the Committee shall take one or more of the corrective steps under this paragraph with respect to those Highly Compensated Participants who were included in both the Average Deferral Percentage Test and the Average Contribution Percentage Test for such Plan Year.
     (c) Timing of Correction of Excess Contributions and Excess Aggregate Contributions:
          To the extent practicable, any correction of Excess Contributions or Excess Aggregate Contributions in accordance with paragraphs (a) and (b) (other than limitations on future Salary Deferrals and future Company Matching Contributions in accordance with paragraphs
          (a)(1) and (b)(1)) shall be made within the two and one-half (2-1/2) month period following the end of Plan Year in which the Excess Contribution or Excess Aggregate Contribution was made; provided that such correction shall not be made later than the last day of the Plan Year following such Plan Year, or such later date as may be allowed by law. In the event of a complete termination of the Plan during the Plan Year in which such Excess Contribution or Excess Aggregate Contribution was made, such correction shall be made as soon as practicable after the date the Plan terminates, but in no event later than the close of the twelve-month period immediately following such termination.

3.8  Rollovers from Other Qualified Plans:
     (a) Each Employee who, as a result of the termination of another qualified plan, termination of employment, Disability or attainment of age fifty-nine and one-half (59-1/2) has received a distribution of his entire interest in a plan that meets the requirements of Code
          Section 401(a) (the "Other Plan") may, in accordance with procedures approved by the Committee, roll over the distribution from the Other Plan to a Rollover Account if:
          (1) The distribution from the Other Plan is a "qualified total distribution" as defined in Code Section 401(a)(5)(E)(i);
          (2) The rollover occurs on or before the sixtieth (60th) day following the individual's receipt of such distribution from the Other Plan (or from an individual retirement account that consisted solely of prior distributions from the Other Plan(s), plus earnings thereon); and
          (3) The amount rolled over is not in excess of such distribution from the Other Plan (plus earnings thereon accrued in an interim individual retirement account as described above) less the amount, if any, considered contributed under Code Section 402(d)(4)(D)(i).
     (b) Effective January 1, 1993, each Employee who has received (or is entitled to receive) a distribution of all or a part of his interest in a plan that meets the requirements of Code section 401(a) (the "Other Plan") (or an Employee who is not yet an Eligible Employee or a Participant who, as a result of termination of employment, has received a distribution of all or a part of his or her entire interest in such a plan that meets the requirements of Code Section 401(a)) may, in accordance with procedures approved by the Company, roll over the distribution from the Other Plan to a Rollover Account if:
          (1) The distribution from the Other Plan is an "eligible rollover distribution" as defined in Treasury Regulation section 1.402(c)-2T, Q&A3;
          (2)  The rollover occurs on or before the sixtieth
               (60th) day following the individual's receipt of such distribution from the Other Plan (or from a conduit individual retirement account that consisted solely of prior distributions from the Other Plan(s), plus earnings thereon); or the rollover takes the form of a direct transfer from the Other Plan to the Plan after the date the individual becomes entitled to receive such distribution;
          (3) The amount rolled over is not in excess of such distribution from the Other Plan (plus earnings thereon accrued in an interim individual retirement account as described above) less the amount, if any, considered contributed under Code section 402(d)(4)(D)(i).
     (c) Effective January 1, 1993, the Plan is amended to include Revenue Procedure 93-12 model language, which provides for the requirement of section 401(a)(31) of the Code that qualified plans permit the direct rollover of eligible rollover distributions as follows:
          (1) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
          (2)  Definitions
               (i)  Eligible rollover distribution:  An
                    eligible rollover distribution is any
                    distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
               (ii) Eligible retirement plan:  An eligible
                    retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
               (iii) Distributee:  A distributee includes an
                    employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.
               (iv) Direct rollover:  A direct rollover is a
                    payment by the plan to the eligible retirement plan specified by the distributee.

3.9  Transfer of Assets of Other Plans:
     Notwithstanding any other provision hereof, there may be transferred to the Plan all or any of the assets held (whether by a trustee, custodian or otherwise) on behalf of any other plan that has satisfied the applicable requirements of Code
     Section 401(a) and that is maintained for the benefit of any Employee. No direct transfer to this Plan from another qualified plan may be made without specific prior approval of the Committee to such transfer. The Committee shall have full responsibility for determining whether or not the requirements of the Code have been met with respect to each such transfer, including: (1) the requirement that any direct transfer will not cause the Plan to become a direct or indirect transferee of a plan subject to Code Section 401(a)(11) (within the meaning of Code Section 401(a)(11)(B)(iii)(III)), and (2) all the requirements of Code Section 411(d)(6), including, if applicable, the requirement that the Plan, at the time of any direct transfer, provides all the optional forms of benefit required with respect to the transfer.

                         SECTION 4
             Participant's Credit in the Trust Fund

4.1 Accounts:
    (a)  Salary Deferral Account:
         A Salary Deferral Account shall be opened and maintained for each individual who makes Salary Deferrals to record:
         (1) the amounts of the Participant's Salary Deferrals; (2) allocations of income; (3) distributions; (4) withdrawals and (5) all other adjustments affecting the value of such Account. The Account may include subaccounts established to record (a) the amount of a Participant's post-1988 Salary Deferrals and (b) the amount of a Participant's pre-1989 Salary Deferrals plus all income and earnings thereon to facilitate hardship withdrawals under Section 5.6.
    (b)  Company Matching Contribution Account:
         A Company Matching Contribution Account shall be opened and maintained for each individual who receives a Company Matching Contribution to record: (1) the amount of Company Matching Contributions made on such individual's behalf;
         (2) allocations of income or loss; (3) distributions; (4) withdrawals; and all other adjustments affecting the value of such Account.
    (c)  Rollover Account:
         A Rollover Account shall be opened and maintained for each individual who makes a rollover contribution to record:
         (1) the amount of such individual's rollover contributions; (2) allocations of income or loss; (3) distributions; (4) withdrawals; and all other adjustments affecting the value of such Account.

4.2 Maximum Annual Addition:
    (a)  Maximum Annual Addition:
         Subject to the cost of living adjustments provided under paragraph (d), the maximum Annual Addition to a Participant's Accounts for any Limitation Year shall never exceed the lesser of:
         (1) $30,000 or, if greater, twenty-five percent (25%) of the dollar limitation in effect under Code Section 415(b)(1)(A), or
         (2)  Twenty-five percent (25%) of the Participant's Net
              Compensation.
    (b)  Excess Annual Addition:
         If, for any Limitation Year, a Participant's Annual Addition exceeds the amount described in paragraph (a) and such Participant made Salary Deferrals for such Limitation Year, Salary Deferrals equal to the amount of the excess (and income allocable thereto) shall be distributed to such Participant within twelve (12) months following the end of each Limitation Year in which such excess Annual Additions were made. Any excess Annual Addition remaining after such allocation shall be held in a suspense account and shall be allocated on behalf of Eligible Participants in subsequent Limitation Years in the same manner as Company Matching Contributions under Section 3.1(a). During any period that such a suspense account is maintained:
         (1) No Company Contributions or Salary Deferrals may be made;
         (2)  Investment gains and losses or other income shall
              not be allocated to the suspense account; and
         (3)  The suspense account shall continue to be allocated
              on behalf of applicable Eligible Participants as of each last day of each Limitation Year until the suspense account is exhausted.
    (c)  Multiple Defined Contribution Plans:
         If an Affiliated Company is contributing to another defined contribution plan (as that term is defined in Code
         Section 414(i)) on behalf of any Participant, such Participant's Annual Additions in such other plan shall be aggregated with annual addition made to this Plan for purposes of applying the limitations under paragraph
         (a) above.
    (d)  Adjustment of Limitation:
         The limitation imposed by paragraph (a)(1) shall be adjusted annually (or when allowable) for increases in the cost of living, in accordance with regulations issued by the Secretary of the Treasury pursuant to Code Section 415(d). Each adjustment (when allowable) shall be limited to the scheduled annual increase determined by the Commissioner of Internal Revenue. Such cost of living adjustment shall be effective not earlier than January 1, of the year in which it is made.
    (e)  Limitation for Multiple Plans:
         If a Participant is also a participant in a defined benefit plan maintained by an Affiliated Company, the sum of the defined benefit plan fraction and the defined contribution plan fraction for such Participant for any Limitation Year shall not exceed 1.0.
         (1) The defined benefit plan fraction for any Limitation Year is a fraction:
              (A) The numerator of which is the projected annual
                  benefit of the Participant in the plan(s), determined as of the close of the Limitation Year, and
              (B) The denominator of which is the lesser of:
                   (i) 1.25 multiplied by the defined benefit plan
                      dollar limitation in effect for such year under Code Section 415(b), or
                  (ii) 1.4 multiplied by one hundred percent (100%)
                      of the Participant's average Net
                      Compensation for the three (3) consecutive
                      Limitation Years during which he was a
                      Participant and had the greatest aggregate
                      Net Compensation, determined as of the close of the Limitation Year.
          (2) The defined contribution plan fraction for any Limitation Year is a fraction:
              (A) The numerator of which is the sum of the Annual
                  Additions (adjusted under paragraph (c), if applicable) made on behalf of a Participant as of the close of the Limitation Year, and
              (B) The denominator of which is the sum of the
                  lesser of (i) or (ii) for such year and each prior year of service with an Affiliated
                  Company:
                   (i) 1.25 multiplied by the defined contribution
                      plan dollar limitation under paragraph
                      (a)(1) in effect for such Limitation Year, or
                  (ii) 1.4 multiplied by twenty-five percent (25%)
                      of the Participant's Net Compensation for such year.
          In determining the limitation for multiple plans under this paragraph (e), the defined contribution plan fraction for the Limitation Year shall be calculated first and then the defined benefit plan fraction shall be calculated, such that the benefit provided under the defined benefit plan(s) shall be reduced, as necessary, to comply with the requirements of this paragraph (e).

4.3 Investment Funds:
    (a)  General:
         Unless the Committee elects otherwise, the Trustee shall invest the Trust Fund solely in the Investment Funds selected by the Committee for this purpose as directed by Participants, Beneficiaries or Alternate Payees. The Committee shall have the right to determine, from time to time, the options that shall be offered with respect to the investment of such Accounts, including percentage increments in which such Accounts may be divided among Investment Funds, the maximum number of Investment Funds in which they may invest their Accounts at one time, the times and effective dates of elections to change investment of such Accounts, the Investment Fund(s) in which such Accounts will be held in the event an investment election in the event an investment election is not made, the administrative costs to be charged to individuals for processing of investment election changes and any other elements affecting the investment of Accounts.
    (b)  Amount and Timing of Election:
         Each individual shall have the opportunity to direct the investment of his Salary Deferral Account, his Company Matching Account, and his Rollover Account among the Funds. Effective as of each January 1, April 1, July 1, and October 1, each individual may make an investment election, or change a prior election. An election will be applicable to the investment of future contributions to such individual's Account(s) and to the transfer of his prior Account Balance(s) among the Funds.
    (c)  No Investment Change or Election:
         In the event that no subsequent election is made by a individual, his Account Balances and future additions to his Accounts shall continue to be invested according to the his most recent election.

4.4 Allocation of Fund Earnings:
    As of each Valuation Date, the net earnings and gains or losses of the assets invested in each Investment Funds since the preceding Valuation Date shall be allocated among the Accounts of Participants, Beneficiaries and Alternate Payees in the proportion that the value of the Accounts of each such individual bears to the value of the Account Balance(s) of all such Participants, Beneficiaries and Alternate Payees invested in such Investment Fund eligible to share in the allocation.

    An individual's rollover contribution from another qualified plan will be credited to such individual's Rollover Account as soon as feasibly possible after such rollover is received, and the individual's Account Balances, net earnings, and gains and losses shall be adjusted accordingly.

4.5 Plan Accounting:
    All accounting for the Plan shall be rendered on an accrual basis.

4.6 Accounting:
    All accounting for the Trust, other than adjustment of the Accounts to reflect the market value of Trust assets, shall be rendered on a cash basis, except that all Company Contributions shall be credited to the Trust as of no later than the last day of the Plan Year for which such contributions are made. Salary Deferrals shall be credited as of the applicable Valuation Date for which such deferrals are made.

4.7 Valuation:
    The Trust Fund shall be valued on the basis of the fair market value of the assets held by the Trustee as of each Valuation
    Date.

                          SECTION 5
                      Benefit Payments

5.1 Benefit Amount:
    An individual shall be entitled to the following benefits:
    (a)  Salary Deferral Account:
         A Participant shall be entitled to one hundred percent (100%) of his Salary Deferral Account Balance upon the date he Separates from Service. Such Account Balance shall be determined as of the Valuation Date coincident with or immediately preceding the Benefit Commencement Date. Such Salary Deferral Account Balance shall then be increased by any Salary Deferrals made after such date.
    (b)  Company Matching Contribution Account:
         (1)  Retirement, Disability or Death:
              A Participant who attains his Normal Retirement Age, dies or is deemed to have suffered a Disability shall be entitled to one hundred percent (100%) of his Company Matching Contribution Account Balance upon the date he Separates from Service. Such Account Balance shall be determined as of the Valuation Date coincident with or immediately preceding the Benefit Commencement Date, less any withdrawals made after such Valuation Date.
         (2)  Other Termination of Service:
              A Participant who Separates from Service prior to his Normal Retirement Age (and other than by reason of death or Disability), and who has completed at least two (2) Years of Service shall be entitled to his Company Matching Contribution Account Balance determined as of the Valuation Date coincident with or immediately preceding the Benefit Commencement Date, less any withdrawals made after such Valuation Date, and multiplied by the following vesting percentage:

              Years of Service                 Vesting Percentage
              Less than 2                               0%
              2 but less than 3                        34%
              3 but less than 4                        67%
              4 or more                               100%

    (c)  Rollover Accounts:
         A Participant shall be entitled to one hundred percent (100%) of his Rollover Account Balance upon the date he Separates from Service. Such Account Balance shall be determined as of the Valuation Date coincident with or immediately preceding the Benefit Commencement Date, less any withdrawals made after such Valuation Date.
    (d)  Deemed Distribution:
         If a Participant who Separates from Service is nonvested in his Company Contribution Account, such Participant will be deemed to have received a distribution of zero dollars ($0.00) for purposes of Section 5.2(a).
    (e)  Death:
         If a Participant who is entitled to a benefit under this
         Section 5.1 dies, any amount due such Participant shall be paid to his Beneficiary.

5.2 Forfeiture:
    The Company Contribution Account Balance of a Participant who Separates from Service shall be forfeited as follows:
    (a)  Timing:
         If a Participant is entitled to less than one hundred percent (100%) of his Company Contribution Account Balance and receives a distribution of his vested benefit (including a deemed distribution under Section 5.1(d) above), the nonvested portion shall be forfeited as of the last day of the Plan Year occurring on or after the earlier of his Benefit Commencement Date or the Participant's fifth (5th) consecutive one-year Break in Service (sixth (6th) consecutive one-year Break in Service if absence from employment was due to a Parental Leave, defined as the period of absence from work by reason of pregnancy, the birth of an Employee's child, the placement of a child with the Employee in connection with the child's adoption, or caring for such child immediately after birth or placement as described in Code section 410(a)(5)(E).
    (b)  Participant's Return to Service:
         (1)  Special Account:
              If a Participant forfeits any part of his Account Balance under paragraph (a) and is rehired by an Affiliated Company prior to incurring five (5) consecutive one-year Breaks in Service, (or six (6) consecutive one-year Breaks in Service as described in paragraph (a) above), the Participant's
              Forfeiture (plus earnings thereon) will be recredited to a special account ("Special Account"), as of the first day of the Plan Year coinciding with or preceding the Participant's date of rehire. The sources for recrediting a prior Forfeiture in a subsequent Plan Year will be, in order of priority:
              (A) Forfeitures occurring in the Plan Year in which the Special Account is created; if insufficient, then
              (B) Contributions made by a Participating Company for the Plan Year in which the Special Account is created.
         (2)  Subsequent Separation from Service:
              When the Participant subsequently Separates from Service, the vested portion of his Special Account shall equal P[AB + (R x D)] - (R x D) where:
              (A)  P =  the Participant's vested percentage on the
                        date he later Separates from Service,
              (B)  AB = the Participant's Special Account Balance
                        on the date he later Separates from
                        Service,
              (C)   R = the ratio of the Participant's Special
                        Account Balance (as described in (B)
                        above) to his Special Account Balance as of the date it was created as described under Section 5.2(b)(1) (prior to updating for income or loss), and
              (D)   D = the aggregate amount which the Participant
                        previously received.
    (c)  Rehire After Incurring Five or Six One-Year Breaks In
         Service:
         If the Former Participant is not rehired by an Affiliated Company before incurring five (5) or six (6) consecutive one-year Breaks in Service, the Forfeiture shall be permanent.

5.3 Form of Distribution:
    The Trustee shall distribute all benefits in a single lump sum.

5.4 Timing of Distributions:
    (a)  In general:
         All distributions shall comply with Code Section 401(a)(9) and regulations promulgated thereunder.
    (b)  Distributions to a Participant:
         Except as provided in paragraph (c), the Trustee shall distribute benefits as soon as practicable following the date a Participant Separates from Service, provided that if the Participant's vested Account Balance in all Accounts exceeds $3,500 (or exceeded $3,500 at the time of any prior installment payment, hardship distribution or loan) and the Participant has neither attained Normal Retirement Age nor commenced receiving benefits, the Participant must consent in writing to any distribution. The Participant's consent must be obtained after the Plan has provided any written notice that may be required by Treasury Regulation Section 1.411(a)-11(c) no less than 30 days and no more than (90) days prior to the Participant's Benefit Commencement Date. Unless the Participant consents to an earlier distribution, the Trustee shall distribute benefits following the Participant's attainment of Normal Retirement Age, but in no event later than sixty (60) days after the end of the Plan Year in which he attains Normal Retirement Age.
         If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given, provided:
         (1) The Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and
         (2) The Participant, after receiving the notice, affirmatively elects a distribution.
    (c)  Participant's Latest Benefit Commencement Date:
         Generally, the Trustee shall distribute benefits to a Participant no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70-1/2). However, a Participant who attained age seventy and one-half (70-1/2) before January 1, 1988 and was not at any time after attaining age sixty-six and one-half (66-1/2) a five percent (5%) or more Owner of any Affiliated Company may delay distribution of benefits until he Separates from Service. Such benefits shall be distributed as soon as practicable following the date such Participant Separates from Service, but in no event later than the April 1 following the calendar year in which such date occurred.
    (d)  Distributions to a Beneficiary:
         If the Participant dies before Plan benefits are required to be paid under paragraph (c), the Trustee shall pay benefits to the Participant's Beneficiary as soon as practicable following the Participant's death, but in no event later than December 31 of the calendar year in which the fifth (5th) anniversary of the Participant's death occurs.

5.5 Rehire of Former Participant:
    Subject to the provisions of Section 5.4(c), if an Affiliated
    Company rehires a Former Participant, that Participant's distribution shall be delayed until he again Separates from Service.

5.6 Hardship Withdrawals of Salary Deferrals:
    (a)  General Requirements:
         Subject to the approval of the Committee, a Participant may make hardship withdrawals from his Salary Deferral Accounts if necessary to meet an immediate and heavy financial need, in accordance with the following:
         (1)  Maximum/Minimum Amount Available for Withdrawal:
              A Participant may withdraw from his Salary Deferral Account the lesser of (i) the sum of his December 31, 1988 Salary Deferral Account Balance (including income allocable thereto) plus Salary Deferrals made after December 31, 1988 (excluding income allocable thereto) or (ii) the amount necessary to satisfy the immediate and heavy financial need.
         (2)  Withdrawal Must be Necessary:
              Hardship withdrawals from a Participant's Salary Deferral Account shall granted only if necessary to meet an immediate and heavy financial need. A withdrawal will automatically be considered necessary if it meets all the requirements set forth below:
              (A) The Participant has withdrawn the maximum allowable amount from his Rollover Account under Section 5.7;
              (B)  The Participant has obtained all loans
                   available under Section 14 of the Plan;
              (C) The Participant has obtained any other in-service distributions available under the Plan; and
              (D) The Participant has received all withdrawals, distributions or loans for which he is eligible from all other plans maintained by any Affiliated Company.
              (E) The Participant's Salary Deferrals and Salary Reduction Contributions (excluding any amount contributed by or on behalf of an Employee to a plan of an Affiliated Company under Code
                   Section 125) under each plan of each Affiliated Company shall be suspended for a period of twelve (12) months after receipt of the hardship distribution; and
              (F) The maximum amount the Participant can defer on an elective basis in the calendar year following the hardship withdrawal is the applicable annual dollar limit reduced by total of the Participant's Salary Reduction Contributions made in the calendar year of the hardship withdrawal.
         (3)  What Constitutes an Immediate and Heavy Financial
              Need:
              A Participant will be granted a hardship withdrawal only if such withdrawal is necessary to meet one or more of the following financial needs, which are deemed to be immediate and heavy:
              (A) The payment of unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any dependent (as defined in Code Section 152) or obtaining medical care within the Code Section 213(d) for such individuals;
              (B) The purchase (excluding mortgage payments) of the Participant's principal residence;
              (C) The payment of tuition and related educational fees (excluding living expenses) for post-secondary education for the next twelve (12) months for the Participant, his spouse, children or dependents (as defined in Code
                   Section 152);
              (D) The payment of debts necessary to prevent eviction or foreclosure on the Participant's principal residence;
              (E) Such other circumstances as may be recognized by the Internal Revenue Service as constituting an immediate and heavy financial need; or
              (F)  Such other objective criteria as may be
                   developed by the Committee from time to time.
         (4) If requested by the Participant, the amount of such withdrawal may include any anticipated additional amounts necessary to compensate for federal, state or local income taxes and any penalties associated with the amount described in paragraph (3).
    (b)  Timing of Withdrawals:
         Any hardship withdrawal pursuant to this Section will be paid at a time determined by the Committee, which shall generally be as soon as practicable after receipt by the Committee of the withdrawal request and any required supporting documentation.

5.7 Withdrawals of Rollover or Company Matching Contribution Accounts for any Substantive Financial Need:
    (a)  General Requirements:
         Withdrawals from a Participant's Rollover Account or Company Matching Contribution Account (in such order) shall be granted by the Committee for any substantive financial need described in Section 5.6(a)(3). The Committee shall require proof of a Participant's substantive financial need. The Committee may rely on information provided to it by a Participant without the need for independent investigation if such reliance is reasonable under the circumstances.
    (b)  Timing of Withdrawals:
         Any withdrawal pursuant to this Section 5.7 will be paid at a time determined by the Committee, which shall generally be as soon as practicable after the Committee receives of the withdrawal request and any required supporting documentation.

5.8 Withdrawals After Age Fifty Nine and One-Half (59-1/2):
    Any Participant who has attained age fifty nine and one-half (59-1/2) may elect to have the Committee direct the Trustee to distribute all or a part of the Account Balances in which the Participant is fully vested. The withdrawal amount shall come from the Participant's Accounts in the following order:
    Rollover Account, Salary Deferral Account, Company Matching Contribution Account. Such Participant's eligibility for continued participation in the Plan shall be unaffected by such distribution and shall continue to be determined on the same basis as any other Participant. The maximum number of withdrawals a Participant may make on or after age 59-1/2 is one.

5.9 Values and Allocation Among Investment Funds:
    No withdrawals pursuant to this Section 5 shall exceed an individual's applicable vested Account Balance. Such Account Balance shall be determined as of the Valuation Date immediately preceding the date of the withdrawal, less any distributions made since such date. If the individual's Account Balance is invested in more than one Investment Fund, the withdrawal shall be allocated pro-rata among the Funds.

5.10 Forfeiture of Benefits Where Recipient Cannot Be Located:
    (a) Except as provided in paragraph (b), if an individual is entitled to receive a benefit under this Plan cannot be located, the Committee shall take the following steps to locate such individual:
         (1) Attempt to contact the former Participant through the U.S. Postal Service, including a "Mail
              Forwarding Request."
         (2) Contact the Social Security Administration informing them of the former Participant's entitlement to a distribution and instructions on what he must do to receive the distribution.
         (3) Contact the Internal Revenue Service informing them of the former Participant's entitlement to a distribution and instructions on what he must do to receive the distribution.
         If the individual cannot be found and such benefit has not been paid by two (2) years after such benefit was to commence because the Company has been unable to locate such individual, the benefit may be forfeited and allocated as a Forfeiture.
    (b) If an individual whose benefit was forfeited under paragraph (a) is subsequently located, the Forfeiture shall be reinstated, together with earnings during the period of Forfeiture based on the investment elections made by such individual prior to the Forfeiture. The Committee shall immediately direct the Trustee to pay benefits to such individual under the terms of the Plan.

5.11 Incompetency:
     If an individual has been declared legally incompetent, the Committee shall pay such individual's Plan benefits to his legal guardian.

                        SECTION 6
               Designation of Beneficiary

6.1 General:
    Subject to Section 6.4 below, each Participant may designate in writing, in a form and manner designated by the Committee, a Beneficiary or Beneficiaries to receive the benefits payable under the Plan by reason of the Participant's death. A change in Beneficiary designation may be made by the Participant at any time by filing such written notice with the Committee, provided that such notice is filed before the Participant's death.

6.2 Absence of Proper Designation:
    Only Beneficiaries designated under Section 6.1 above will be recognized by the Committee as entitled to the benefits distributable under the Plan, except that in the absence of any such designation, the Committee shall pay such benefit to the following:
    (a)  The Participant's surviving Spouse; if none, then
    (b)  The executor or administrator of the Participant's estate.

6.3 Rights of Beneficiaries:
    Limitations on a Participant's rights shall apply to and bind such Participant's Beneficiaries, and no Beneficiary shall have any greater right or interest hereunder than the Participant through whom the Beneficiary claims.

6.4 Spouse as Beneficiary:
    (a) Notwithstanding any provision of the Plan to the contrary, a Participant's vested benefits under the Plan shall be payable in full upon the Participant's death to the Participant's surviving Spouse. If there is no surviving Spouse or the surviving Spouse consents in the manner specified in below, such benefits shall be payable to the Participant's designated Beneficiary.
    (b) Effective for each Plan Year beginning on or after January 1, 1987, the Participant's Spouse may consent, in writing, to the designation of a specific nonspouse Beneficiary. Such designation may not be changed without further spousal consent. The Spouse's consent shall be witnessed by a Plan representative or a notary public, but shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because there is no Spouse, or the Spouse cannot be located, or such other circumstances exist as may be prescribed by applicable regulations. The Spouse's consent shall be irrevocable unless the Participant changes his beneficiary designation, in which case the Spouse's consent shall be deemed to be revoked and the Spouse shall once more become the Participant's designated Beneficiary. Any spousal consent, or establishment that such consent cannot be obtained because the Spouse cannot be located, shall be effective only with respect to that Spouse.

                       SECTION 7
                       Committee

7.1  Members:
     The Plan shall be administered by a Committee who shall be appointed by, and who shall serve at the pleasure of, the Board.

7.2  Responsibilities:
     The Committee shall appoint one of its members to be Chairman of the Committee. The Committee shall have complete control of the administration of the Plan, with all powers necessary to enable it to carry out its duties in that respect. The Committee shall determine any question arising in connection with the interpretation, application or administration of the Plan (including any question of fact relating to age, employment, compensation or eligibility of employees) and its decisions or actions in respect thereof shall be conclusive and binding upon any and all persons and parties. The Committee's interpretations, determinations and actions taken under the Plan shall in all cases result in like treatment for employees who are similarly situated.

7.3  Action by the Committee:
     A majority of the Committee shall constitute a quorum for the transaction of business. All Committee actions shall be decided by a vote of not less than a majority of the Committee. Resolutions may be adopted or any other action taken at a meeting in person, at a meeting by telephone, by written consent signed by a majority of the Committee members, or by any other reasonable means. No Committee member shall vote or act on any matter that relates solely to such member or such member's interest as a Participant. The Committee may act notwithstanding the existence of a vacancy in the Committee so long as there are at least two (2) Committee members.

7.4  Records:
     The Committee shall keep a complete record of all its proceedings and all data necessary for the administration of the Plan.

7.5  Compensation and Expenses:
     The Committee members shall serve without compensation for their services as such, but shall be reimbursed all necessary expenses incurred in the discharge of their duties by the Trust, to the extent allowed by ERISA, or, to the extent not reimbursed by the Trust, by the Company for, including without limitation the cost of the bond required under Section 412 of ERISA and the fees and expenses of such agents as may be hired or appointed by the Committee pursuant to Section 7.6.

7.6  Agents:
     The Committee may allocate to one or more of its members and may delegate to any other person or persons any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan. The Committee shall review any such allocation or delegation at least annually and such allocation or delegation shall be terminable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances. Without limiting the scope of the foregoing, the Committee may (i) employ such persons as the Committee, in its sole discretion, determines to be appropriate to render advice or perform services with respect to the responsibilities of the Committee, including, without limitation, accountants, attorneys, financial consultants and employee benefit consultants, and (ii) authorize one or more of its members to execute documents on its behalf and to direct the Trustee in the performance of the Trustee's duties, in which case the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that the Committee has revoked such authorization.

7.7  Reports:
     The Committee shall cause such reports and other documents and data as are required under ERISA and the Code and any regulations or rules promulgated under such laws to be timely filed with the proper governmental authority and/or furnished to all persons receiving benefits under the Plan.

7.8  Fiduciaries:
     Each Committee member shall act as a fiduciary on behalf of Participants, Beneficiaries and Alternate Payees. The
     Committee is the Plan Administrator within the meaning of
     Section 3(16) of ERISA.

7.9  Indemnification:
     (a) The Company shall indemnify each member of the Board, each member of the Committee and any other Employee to whom fiduciary duties with respect to the Plan are delegated against all claims, losses, damages, expenses, and liabilities, including attorneys' fees, from any alleged action or alleged failure to act in connection with such individual's duties with respect to the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.
     (b) The Company shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section applies. The Company may satisfy its obligation under this Section, in whole or in part, through the purchase of a policy or policies of insurance providing equivalent protection.

                          SECTION 8
                     The Trust Agreement

8.1  General Responsibilities of the Trustee:
     All contributions under the Plan shall be paid into a Trust Fund. The Trustee shall invest and hold contributions to the Trust Fund and the income and gains thereon in accordance with the terms of the Plan and Trust Agreement. The Trustee shall pay all distributions as directed in writing by the Committee. In the case of any inconsistency between the Plan and the Trust Agreement with respect to the rights of Participants, Beneficiaries and Alternate Payees, the Plan shall control.

8.2  Appointment of Investment Manager:
     The Board may appoint an investment manager, as defined in
     Section 3(38) of ERISA, to direct the investment and management of any Plan assets. The Board shall give the Trustee a certified copy of such resolution. The investment manager shall then become the fiduciary with respect to such assets. To the extent allowed by law, the Trustee shall have no further responsibility for such assets.

8.3  Right to Invest in Company Stock:
     The Trustee may invest up to one hundred percent (100%) of the Plan's assets to acquire and hold qualifying employer securities and/or qualifying employer real property (as defined under Sections 407(d) and 407(e) of ERISA).

                           SECTION 9
                    Rights under the Plan

9.1  No Employment Rights under the Plan:
     Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the distribution of any benefit shall be construed as giving a Participant or any other person any legal or equitable rights against an Affiliated Company with respect to employment or otherwise, and Participants and other persons shall have only such rights as shall be specifically provided for in this Plan or conferred by affirmative action of the Company in accordance with the terms and provisions of the Plan.

9.2  No Rights to Specific Assets:
     No Participant, Beneficiary or Alternate Payee shall have any right, title or interest in any specific property or asset of the Trust Fund, and shall have only the right to receive payment as expressly set forth in the Plan.

9.3  No Liability of Participating Companies:
     All benefits payable under the Plan shall be paid or provided for solely as provided in the Plan and Trust Agreement and no Participating Company assumes any liability or responsibility therefor.

9.4  No Right to Assign:
     No Participant, Beneficiary or Alternate Payee shall have any right to assign, alienate, encumber, or hypothecate any part of his interest in the Plan, in the Trust Fund, or in any benefit distributable in accordance with the terms hereof, nor shall any such interest be subject to the claims of creditors or be liable to attachment, execution, or other process of law. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a "qualified domestic relations order," as defined in Code Section 414(p) and described in Section 9.6 below.

9.5  Claims Procedure:
     (a)  Filing of Claim:
          A Participant or Beneficiary (the "Claimant") may file a claim for a Plan benefit. The claim shall be deemed filed when a written, signed communication is delivered by the Claimant or the Claimant's authorized representative to the Human Resources Department of the Company. The claim must state the name of the Claimant and the basis on which the claim is made.
     (b)  Action on Claim:
          Each claim must be acted upon and approved or disapproved by the Committee in writing within 90 days of the date on which the Committee received the claim, unless special circumstances require further time for processing and the Claimant is advised of the extension. In no event shall the Committee act more than one hundred eighty (180) days after the Committee receives the claim. If the Claimant does not receive such written notice within such 180-day period, the claim shall be deemed to be denied. If the claim is denied, in whole or in part, the written notice shall set forth, in a manner calculated to be understood by the Claimant, the following matters:
          (1)  the specific reason or reasons for the denial;
          (2) specific reference to pertinent Plan provisions on which the denial is based;
          (3) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
          (4) an explanation of the Plan's claim review procedure.
     (c)  Claim Review Procedure:
          If a claim is denied in whole or in part, the Claimant or his authorized representative may file a request for review of the decision of denial within 60 days after receipt by the Claimant of the written notice of denial. The request for review shall be in writing and shall be delivered to the Committee. The request must set forth all grounds upon which it is based, any fact in support thereof, and any other issues or comments which the Claimant deems pertinent to the Claim. The Claimant or his authorized representative may review pertinent Plan documents, other than legally privileged documents, in preparing the request for review.
     (d)  Committee Review:
          A decision by the Committee on the request for review shall be made promptly, but not later than 60 days after the Committee receives the Claimant's request for review (however, if special circumstances require an extension of time for processing, the Committee's decision on review shall be rendered as soon as possible, but not later than 120 days after receipt of the Claimant's request for review). The Committee's decision on review will be in writing and will include specific reasons for the Committee's decision written in a manner calculated to be understood by the Claimant, and specific reference will be made to the pertinent Plan provisions on which the decision is based.

9.6  Procedure for Qualified Domestic Relations Orders:
     (a) Upon receipt of a domestic relations order related to a Participant's benefit, the Committee shall promptly notify the parties affected thereby of its receipt of the order. In addition, the Committee shall adopt nondiscriminatory procedures, in accordance with the requirements of ERISA, to determine whether such domestic relations order is a "qualified domestic relations order" as defined in Section 206(d)(3)(B)(i) of ERISA, and to administer distributions pursuant to such order.
          A "qualified domestic relations order" shall specify:
          (1) The name and last known mailing address (if any) of the Participant and each Alternate Payee covered by the order;
          (2) The amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined;
          (3) The number of payments or period to which such order applies; and
          (4) The full name of each plan to which such order applies.
          The qualified domestic relations order shall not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan, nor require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a "qualified domestic relations order."
     (b) If the Committee determines that the order is a "qualified domestic relations order", it shall segregate those assets payable to the Alternate Payee from the assets in the Participant's Accounts. The Alternate Payee shall be deemed to be a Beneficiary for the purposes of directing investment of his portion of the Participant's Account and shall have the same rights under the Plan that otherwise apply to Beneficiaries, except to the extent that such characterization is inconsistent with the terms of the qualified domestic relations order.
     (c) Distribution of benefits to an Alternate Payee pursuant to a "qualified domestic relations order" may commence prior to the date the Participant terminates employment if the order specifies such earlier distribution.

                          SECTION 10
                   Amendment of the Plan

10.1 Right to Amend Plan:
     This Plan may be amended from time to time by a written instrument executed by the Company and delivered to the Trustee. However, no amendment:
     (a) Shall cause or permit any part of the principal or income of the Trust Fund to revert to an Affiliated Company or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants, Beneficiaries or Alternate Payees at any time prior to the satisfaction of all Plan liabilities;
     (b) Shall change the duties or liabilities of the Trustee without its written consent to such amendment;
     (c) Shall decrease the vested percentage of any Participant's Account Balance. If the Plan is amended to change its vesting schedule, any Participant with at least three (3) Years of Service (including Years of Service that may be disregarded) may elect to have his vested percentage computed under the Plan without regard to such amendment; provided however, that no election shall be required if the Participant's vested percentage under the amendment will always be equal to or greater than his vested percentage determined prior to application of the amendment. Any such election must be made within sixty
          (60) days after the latest of the following:
          (1)  The date the Plan amendment is adopted,
          (2)  The date the Plan amendment becomes effective, or
          (3) The date the Participant is issued written notice of the Plan amendment by the Company or Committee.
          In the event that a Participant's vested percentage is determined under Section 13.4 and the Plan subsequently ceases to be a Top Heavy Plan, the use of the vesting provision described in Section 5.1(b)(2) to determine the Participant's vested percentage is considered to be an amendment for the purpose of this Section; or
     (d)  Shall reduce or eliminate any right protected under Code
          Section 411(d)(6).

10.2 Mergers, Consolidations and Transfers:
     In the event that the Plan and the Trust are merged or consolidated with, or the assets or liabilities thereof are transferred to, any other plan, each Participant, Beneficiary and Alternate Payee shall be entitled to receive benefits under the Plan immediately after the merger, consolidation, or transfer, (if the Plan were then terminated) equal to or greater than the benefits he would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                         SECTION 11
                     Termination of Plan

11.1 Discontinuance of Contributions:
     The Company has established the Plan with the intention to continue the Plan indefinitely, but no Affiliated Company shall be under any obligation to continue contributions or to maintain the Plan for any given length of time. A Participating Company may, in its sole and absolute discretion, completely discontinue its contributions to the Plan. The Company may, in its sole and absolute discretion, terminate the Plan at any time.

11.2 Termination:
     The Plan shall terminate upon the dissolution of the Company unless, upon such dissolution, a successor to the Company elects to continue the Plan.
     The Plan will terminate:
     (a) Upon the date specified in a written notice of the termination of the Plan, executed by the Company and delivered to the Trustee; or
     (b) Upon the adjudication of the Company as a bankrupt, or the execution of a general assignment by the Company to or for the benefit of creditors, or dissolution of the Company; provided, however, that such bankruptcy, assignment or dissolution proceedings shall not terminate the Plan or Trust if there exists a reorganized or successor organization which expressly adopts this Plan and agrees, in writing, to continue the Plan and Trust; or
     (c)  Upon the payment of all benefits.

11.3 Distribution:
     Upon a complete termination of the Plan, a partial termination of the Plan with respect to the Employees of one (1) or more Participating Companies or a complete discontinuance of contributions under the Plan, the Accounts of each Participant, Beneficiary and Alternate Payee affected thereby shall immediately vest in full. The Trustee shall revalue the assets of the Trust and pay all expenses of the Plan and Trust. The Committee shall calculate the Account Balances of all affected individuals as of the date of termination or discontinuance of contributions. After satisfying all obligations of the Plan and Trust, the Trustee shall allocate all unallocated assets held in the Funds to the Accounts of all affected individuals as of the date of termination or discontinuance of contributions, in the proportion that the value of the Fund balances held in each Account bears to the aggregate value of the entire Fund balances held by all Accounts as of such date. Provided no successor Plan has been established, the Trustee shall pay each affected individual his Account Balance(s) in accordance with the instructions of the Committee.

                           SECTION 12
                Construction and Enforcement of Plan

12.1 Governing Legal Entity:
     The Plan shall be construed, administered and enforced in accordance with the Code and ERISA, and to the extent not preempted, the laws of the State of California.

12.2 Text to Control:
     The title headings used herein are for convenience of reference only and shall not be used in the interpretation of the Plan as herein set forth.

12.3 Construction:
     Wherever appropriate herein, words used in the singular may include the plural, the plural may include the singular, the feminine may include the masculine and the masculine may include the feminine.

12.4 Severability:
     In the event any provision of this Plan shall be considered illegal or invalid for any reason, such provision shall be fully severable, and the Plan shall be construed and enforced as such provision had never been included therein.

                         SECTION 13
                       Top Heavy Plan

13.1 Precedence of Section:
     If the Plan is or becomes a Top-Heavy Plan (as defined in Section 13.3 below) in any Plan Year beginning after the Restatement Date, the following provisions will apply:
     (a)  the vesting schedule described in Section 13.4;
     (b)  the minimum benefit provisions of Section 13.5; and
     (c)  the limitation on benefits described in Section 13.6.

13.2 Definitions:
     For purposes of determining whether the Plan is a Top Heavy Plan for any Plan Year commencing on or after January 1, 1996, the following terms, wherever capitalized, shall have the following meaning:
     (a) "Determination Date" means the last day of the Plan Year preceding the year for which a top heavy determination is made.
     (b) "Key Employee" means an Employee or former Employee (or Beneficiary of such individual) who, at any time during a Plan Year or any of the four (4) preceding Plan Years, is or was:
          (1) One (1) of the ten (10) Employees who is an Owner of both one of the largest interests in an Affiliated Company and at least one-half of one percent (0.5%) interest of such Affiliated Company, provided that his annual Compensation during the Plan Year of such Ownership is greater than the limitation specified in Code Section 415(c)(1)(A) (thirty thousand dollars ($30,000) or such greater amount as may be recognized for increases in the cost of living in accordance with Code Section 416(i)(1)(A)(ii)). (For purposes of this paragraph, if two (2) Employees have the same ownership interests, the Employee with the greater annual Compensation shall be treated as having a larger interest);
          (2)  An Employee who is a five percent (5%) or more
               Owner of an Affiliated Company;
          (3) An Employee who is a one percent (1%) or more Owner of an Affiliated Company and who has annual Compensation in excess of one hundred fifty thousand dollars ($150,000); or
          (4)  An Officer.
     (c) "Former Key Employee" means a Participant in the Plan who, at any time during the four (4) preceding Plan Years, was a Key Employee but who is not a Key Employee in the current Plan Year or who terminated his service with an Affiliated Company in one of the four (4) preceding Plan Years and was not a Key Employee in the Plan Year in which he terminated.
     (d) "Non-Key Employee" means an Employee or Former Key Employee (or the Beneficiary of either) who is not a Key Employee.

13.3 Determination of Top Heavy Plan:
     (a) With respect to any Plan Year commencing on or after the Restatement Date, the Plan shall be a Top Heavy Plan if, as of the Determination Date, the aggregate Account Balances of Key Employees (excluding Former Key Employees) under the Plan exceeds sixty percent (60%) of the aggregate Account Balances of all Employees (excluding Former Key Employees). In making such determination, distributions made during the five (5) year period ending on the Determination Date shall be included and the Account Balances of all individuals who were not employed by an Affiliated Company during the five (5) year period ending on the Determination Date shall be excluded. The Plan shall be aggregated with each other plan of an Affiliated Company in the required aggregation group (as described below) and may be aggregated with any other plan of an Affiliated
          Company in the permissive aggregation group (as described below).
     (b) "Required aggregation group" means (1) each qualified plan of an Affiliated Company in which at least one Key Employee participates, and (2) any other qualified plan of an Affiliated Company which enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or 410.
     (c) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of an Affiliated Company which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

13.4 Vesting in Top Heavy Plan Year:
     With respect to any Plan Year in which the Plan is a Top Heavy Plan, each Participant's Company Contribution Account shall vest in accordance with the following vesting schedule, to the extent it is faster than the schedule that would otherwise apply under Section 5.1(b)(2):
                                            Vesting
              Years of Service              Percentage

              Less than 2                      0%
              2 but less than 3               20%
              3 but less than 4               40%
              4 but less than 5               60%
              5 but less than 6               80%
              6 or more                      100%


13.5  Minimum Benefit Under Top Heavy Plan:
      For any Plan Year in which the Plan is a Top Heavy Plan, the Company Contributions allocated to the Accounts of a Participant who is a Non-Key Employee and who is employed by an Participating Company on the last day of the Plan Year (regardless of the number of Hours of Service earned by such Non-Key Employee for such Plan Year or whether he has made Salary Deferrals for such Plan Year) shall be at least:
      (a) Three percent (3%) of each such Participant's
          Compensation, or
      (b) If the Plan does not enable any defined benefit plan to meet Code Section 401(a)(4) or 410, the highest percentage of Compensation contributed on behalf of any Key Employee (including Salary Deferrals), if less than 3%.
      For Plan Years beginning before January 1, 1989, Salary Deferrals and Company Contributions shall be aggregated to determine the amount contributed for any Employee. For Plan Years beginning on or after January 1, 1989, Company Contributions allocated to the accounts of Non-Key Employees shall not include: (a) Company Matching Contributions (or any other contributions allocated on the basis of Salary Deferrals to the extent used to meet the Average Deferral Percentage Test or the Average Contribution Percentage Test or (b) any salary deferral or other Salary Reduction Contribution to any qualified plan of an Affiliated Company. In computing the amount contributed on behalf of any Non-Key Employee, all contributions made to any defined contribution plan of an Affiliated Company that meets the vesting requirement of Code Section 416(b) and that limits compensation as described in Code Section 416(d) shall be aggregated with the Plan.

13.6  Maximum Limitation Under Top Heavy Plan:
      A 1.0 limitation shall be substituted for the 1.25 limitation in Section 4.2(e) for any Plan Year for which the Plan is determined to be a Top Heavy Plan.

                       SECTION 14
                         Loans

14.1  General:
      (a) General:
          Any Participant, Beneficiary or Alternate Payee shall be eligible to borrow from his Accounts in accordance with the provisions of this Section.
      (b) Procedure:
          Each loan shall evidenced by a promissory note executed by the borrower. The making of such loan shall be approved by the Committee and shall be subject to the following terms, conditions and provisions:
          (1) The interest rate on the loan shall be one (1) percentage point over the Prime Rate in effect on the first day of the month during which the loan is funded.
          (2) All loans shall be secured by the borrower's vested interest in the Plan.
          (3) All loans shall call for periodic payments of principal and interest in amounts sufficient to fully amortize the loan over its stated terms. Loan repayment terms may not be changed, provided that loans may be prepaid without penalty.
          (4) The interest rate shall be established at the time the loan is made and will not thereafter fluctuate over the term of the loan.
          (5) The term of the loan may not exceed 5 years, provided that a loan used to purchase the borrower's principal residence may be for a period of up to fifteen (15) years.
          (6) The borrower must pay a loan origination fee of $50 for each loan.
          (7) No more than one loan may be outstanding to a borrower at any one time.
          (8)   The minimum loan amount shall be $500.
          (9) Loan repayments shall be made by automatic payroll deductions from the wages paid to the borrower.
          (10) The Committee shall have the right to call any Participant loan once a Participant's employment with the Company has terminated, or if the Plan is terminated.
          (11) Loan repayments will be allocated to the investment funds in accordance with the borrower's then current investment instructions.

14.2  Amount of Loan:
      An individual's outstanding loan balance shall not exceed the lesser of the following:
      (a) One-half the borrower's vested Account Balances (as of the preceding Valuation Date); or
      (b) $50,000 (as adjusted in paragraph (c) below).
      (c) Adjustment to $50,000 Limit:
          The $50,000 limit in paragraph (b) shall be further reduced by the excess (if any) of:
          (1) the highest outstanding loan balance from the Plan to the borrower during the one-year period ending on the day before such loan was made, minus
          (2) the outstanding loan balance from the Plan on the date of the loan.

14.3  Default:
      In the event that a borrower does not repay a loan in accordance with the terms of the promissory note, the Committee shall give a written notice of default to such borrower; in the event that the borrower does not cure said default within thirty (30) days of his receipt of such notice, the Committee may direct the Trustee to report the default as a taxable distribution. The amount in default shall be deducted from the benefits otherwise distributable to such borrower or his Beneficiaries at such time such amount first become payable under the terms of the Plan.

                 Execution of Plan

IN WITNESS WHEREOF, Gottschalks, Inc. has caused the Gottschalks
Inc. Retirement Savings Plan to be executed by its duly authorized officer(s) this 28 day of December, 1995.


                  GOTTSCHALKS INC. RETIREMENT SAVINGS PLAN


                  By __/s/ Kristen R. Xavier___
                     V.P. Finance/Controller
                  By ______________________________________